Exhibit 32.2

Certifications of Chief Financial Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Vice President of Finance and Chief Financial Officer of Inotiv, Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

(a)

the Form 10-Q Quarterly Report of the Company for the three and nine months ended June 30, 2021 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Beth A. Taylor
Beth A. Taylor
Vice President of Finance and Chief Financial Officer
Date: December 21, 2021